EXHIBIT 10.4

                      SERVICE AGREEMENT
                    ____________________


This Agreement has been made on 1st March, 1996

Between

1.   TEMPLETON RUSSIAN AND EASTERN EUROPEAN DEBT FUND, a
     Societe d'Investissement a Capital Variable, incorporated under the laws of the Grand-Duchy of Luxembourg and having its registered office in Luxembourg, 30, Grand-Rue, (hereinafter called the
     'Fund") on the one part,

     and

2. TEMPLETON GLOBAL STRATEGIC SERVICES S.A., a Societe Anonyme, incorporated under the laws of the Grand-Duchy of Luxembourg and also having its registered office in Luxembourg (hereinafter called the "Agent") on the other part,

     WHEREAS;

     (A)  The Fund has been incorporated as an investment
Fund for the investment and reinvestment of its assets in certain types of securities, as more fully described in its Articles of Incorporation;

     (B) The Board of Directors of the Fund has selected the Agent to act as, registrar and transfer, corporate and domiciliary agent for the Fund and to provide certain administrative services;

     (C) The Agent is ready and willing to act as registrar and transfer, corporate and domiciliary agent and to provide administrative services as aforesaid, subject to and in accordance with the provisions of the law of 30th March 1988 (the "law') and the provisions set forth in this agreement

     NOW IT IS HEREBY AGREED AS FOLLOWS:

     I. Registrar and Transfer Agency

     1.) Appointment

     The Fund hereby appoints the Agent as its registrar and transfer agent. subject to the provisions hereof, and will deliver, or cause to be delivered, forthwith upon request to the Agent all documents and papers necessary under Luxembourg law, under the Articles of incorporation of the Fund as from time to time amended, and as may be required for the due performance of the duties of the Agent hereunder, or for the due performance of such additional duties as may from time to time be agreed upon between the Agent and the Fund.

     2.) Functions of the Registrar and Transfer Agent

     As registrar and transfer agent the Agent shall have and perform the following powers and duties:

     A. Maintenance of Records

     To keep safely and to maintain in current form, as required by Luxembourg law, the register of shareholders of the Fund as well as the certificates for shares of the Fund to deal with requests for transfer of shares whether through the Luxembourg Stock Exchange or otherwise and to maintain and keep safely such other records as may, be required or requested by proper instructions from time to time and as may further be required by the laws of Luxembourg.

     B. Disposition of Certificates

      To keep safely all share certificates of the Fund, as may be designated for safekeeping prior to issue from time to time by the Fund; to accept or keep certificates, tendered for exchange, replacement, repurchase or transfer by the holders thereof in accordance with the provisions of the Articles of Incorporation of the Fund and the requirements of Luxembourg law; to accept and keep safely such forms and documents as may be submitted to it in connection with any such tender; to deliver as agent, subject to the conditions set forth hereafter. share certificates of the Fund, whether by way of original issue to new shareholders or in exchange, replacement or further to a transfer subject to the provisions of the Articles of Incorporation of the Fund and to Luxembourg law.

     C. Subscriptions and Repurchases

     To handle the processing of subscriptions to shares in the Fund, to deal with requests for repurchases and with resales of repurchased shares and to make such transfers of funds, or to give instructions with respect to such transfers, and to rake such actions as shall be necessary in order to effect such sales and repurchases. In this connection the Agent shall have regard to the specific provisions of the Prospectus relating to the issue, transfer, redemption and holding of shares comprising, inter alia, restrictions on ownership and minimum holding by certain types of shareholders.

     D. Conditions for Delivery and Repurchase

     To deliver share certificates (i) by way of original issue, or (ii) further to a transfer, conversion, replacement or exchange only after receipt (x) by the receiving bank designated by the Fund -from time to time of payment therefor. or (y) of share certificates for an equivalent number of shares. For this purpose cheques, drafts and similar instruments of payment will be considered as good funds if and when collected.

     To make payment or to cause payment to be made of repurchase proceeds only after all the conditions as described by the Articles of incorporation of the Fund and other valid documents, as amended from time to time, are fully met.

     E. Destruction of Certificates

     To destroy by cremation or any other means share certificates which have been cancelled or mutilated or which are no longer of good delivery for any other reason. Such destruction shall be evidenced by an affidavit duly signed by two witnesses.

     F. Circulars to Shareholders

     To provide and supervise services with regard to the dispatch of statements, reports, notices, announcements, proxies and other documents to the shareholders of the Fund and to maintain such records with regard thereto as may from time to time be required by the Fund or by Luxembourg law.


     II.  Corporate and Domiciliary Agent Agreement

1 . The Agent allows the Fund to fix its registered office at the address of the Agent at Centre Neuberg, 30, Grand-Rue Luxembourg. The Agency will act as corporate and domiciliary agent for the Fund and will provide related services for the benefit of the Fund (in which capacity the agent is hereinafter called the "Domiciliary Agent").

2. The Fund will, on request, deliver or cause to be delivered to the Agent all the books, records, agreements, forms, papers, files and other corporate documents required by Luxembourg law and the Articles of Incorporation of the Fund necessary to the Domiciliary Agent for the due performance of its duties.

     As Domiciliary Agent the Agent will have the following duties:

     a) To receive and keep safely any and all notices, correspondence, telegrams, telex messages, telephonic advice or ocher representations and communications received for account of the Company the Agent being authorized to open the mail no received at its address and obtain knowledge of its contents.

     b) To provide such facilities as may from time to time be necessary in the course of the day-to-day administration of the Company, including such meetings of its officers, directors and/or shareholders as may be convened in Luxembourg.

     c) To provide and supervise facilities and services for the preparation and dispatch of statements, notices. announcements, proxies and other documents to the shareholders of the Fund and to maintain such records with regard thereto as may from time to time be required by the Company or by Luxembourg law.

     d) To draw up the minutes of the general meetings, to provide for legal publications and file any tax returns. To perform such ocher services as may be agreed upon from time to time between the Agent and the Fund with regard to the maintenance of any and all records or books required to be kept at the principal office of the Fund.

     e) To take, upon instruction of the Fund and at its expense, all actions necessary to defend the Fund's nationality and domicile.

3 . As compensation for the performance of its duties under this agreement, the Agent will be entitled to charge out of the Fund's assets a fee as may be agreed from time to time among the parties hereto.

     IV. Administrative Agency

     The Fund appoints the Agent, and the Agent hereby accepts such appointment, as Administrative Agent of the Fund. In such capacity the Administrative Agent shall perform the following Administrative services:

a) the bookkeeping of the Fund in accordance with general accounting principles and legal provisions;

b) the determination of the net asset value of the shares of the different Funds in accordance with the provisions of the articles of incorporation and the Prospectus issued from time to time by the Fund.

c) the preparation of the annual accounts and the periodical financial statements and reports in accordance with Luxembourg law and the requirements of the Luxembourg Monetary Institute.

d)   the liaison with the Independent Public Accountant.

     V. General

     1.)  Use of the Agent's name

     The Fund agrees not to use the Agent's name in any document, publication or publicity material., including but not limited to prospectuses, notices, circulars, sales literature, stationery. advertisements etc. without the prior consent of the Agent.

     2.) Submission to Law

     The Fund undertakes to submit to any and all applicable laws, regulations and administrative rulings of the Grand
Duchy of Luxembourg and of any other country in which the Fund conducts business.

     3.) Right to receive advice

     If the Agent shall at any time be in doubt as to any action to be taken or omitted by it, it may, with the consent of the Fund, request and receive advice, at the expense of the Fund. from legal counsel selected by the Fund, and may, but shall not be required to, act thereon.

     4.) Proper Instructions

     "Proper instructions" shall be deemed to have been received by the Agent in respect of any of the matters referred to in this Agreement upon receipt of written, cabled or telexed Instructions given by any two directors or by such one or more person or persons as the Board of Directors of the Fund shall from time to time have authorized to give the particular class of instructions in question. A certified copy of a resolution of the Board of Directors of the Fund may be received and accepted by the Agent as conclusive evidence of the authority of any such person or persons to act, and may be considered as in full force and effect until receipt of written notice to the contrary. The Agent shall not be liable for the execution of instructions which the Agent will have accepted in good faith as being proper instructions.

     5.) Books and records

     The books and records of the Agent relating to the Fund's business shall be open to inspection and audited at reasonable times by officers and auditors employed by the Fund.

     6.) Indemnification

     The Fund agrees that it will indemnify and hold harmless the Agent and its officers and directors from any and all cost, liability and expense resulting from the fact that the Agent has acted in accordance with the terms of this Agreement pursuant to the receipt of proper instructions.

     The Agent shall be liable to the fund for any acts or omissions involving an intentional or negligent failure to exercise due care by the Agent or its employees, officers or directors contrary to the terms of this Agreement, except such acts or omissions as are required by court order or other legal process or regulation of any governmental body. The Agent agrees that it will indemnify and hold harmless the Fund and its employees, officers and directors from any and all loss, damage, liability and expense arising out of negligence or intentional misconduct of the Agent, any of its employees, officers or directors.

     7.) Compensation

     The Agent will be entitled to debit the Fund's accounts in order to receive payment. as compensation for the performance of its duties under this Agreement, for all fees as may be agreed upon from time to time.

     8.) Lien

     The Agent acknowledges that, unless otherwise agreed from time to time with the Fund, it has no right to a lien or to a right of retention over the documents of title or certificates evidencing title to any of the assets of the Fund.

     9.) Disbursements

     The Agent will be entitled to be refunded all expenses properly incurred in the performance of its duties under this Agreement. The Agent will from time to time give details of such expenses to the Fund in writing.

     10.) Termination

     Either Party may terminate this Agreement by notice in writing, delivered or dispatched by registered mail to the other party hereto, not less than 60 days prior to the date upon which such termination becomes effective. However, breach of any clause contained in this Agreement by either party shall entitle the other party to terminate this Agreement upon thirty days' prior written notice unless such breach is cured within such period. Upon termination hereof the Fund shall pay to the Agent such compensation as may be due as of the date of such termination and shall likewise reimburse the Agent for its costs, expenses and disbursements properly incurred. The Agent shall, in the event of such termination, deliver or cause to be delivered to the Fund, or as the Fund may direct, if so required by proper instructions, all documents and papers of the Fund then held hereunder. and all funds or other properties of the Fund deposited with or held by it hereunder.


     11.) Notices to the Fund

     Notices may be delivered or dispatched by mail, or may be cabled or telexed to the Fund's address in Luxembourg, and such Fund then held hereunder, and all funds or other properties of the fund deposited with or held by it hereunder.

     12.) Notices to the Agent

     Notices may be delivered or dispatched by mail, or may be telexed to the Agent's address in Luxembourg. Such notices shall be deemed to have been properly delivered or given hereunder and shall be effective and the date of delivery if delivered, cabled or telexed or, if dispatched by registered mail. on the day on which the same have been tendered for delivery by the post.

     13.) Proper Law

     This Agreement shall be subject to and construed in accordance with Luxembourg law.

     This Agreement has been executed in two counterparts and shall become effective on 1st March, 1996.

                              /s/ J. Mark Mobius
                              -------------------
                              J.Mark Mobius

                              TEMPLETON RUSSIAN AND
                              EASTERN EUROPEAN DEBT FUND

                              /s/ Charles E. Johnson
                              -----------------------
                              By: Charles E. Johnson


                              TEMPLETON RUSSIAN AND
                              EASTERN EUROPEAN DEBT FUND

                              /s/ D. B. Anderson
                              -------------------
                              D. B. Anderson

                              /s/ D. W. Adams
                              ----------------
                              D. W. Adams